Exhibit 10.6

Acceptance Agreement between Shandong Xiangrui and Shenzhen Development Bank Jinan Branch, dated April 12, 2012, for a RMB 30 million loan

Main contents:

☐	Contract No.: 20120412004

☐	Accept Items: a Draft of RMB 30,000,000 Yuan

☐	Payee of the Draft: Shandong Nongyuan Agricultural Materials Chain Co.Ltd.

☐	Draw Date of the Draft: April 12, 2012

☐	Due Date of the Draft: October 12, 2012

☐	The accept applicator should deposit the amount of the draft 10 days before the due date of the draft. The acceptor is entitled to take the money as draft amount directly for acceptance 1 day before the due date of the draft.

☐	Guarantee Deposit:

☐	Account of guarantee deposit: 18013158794201-0001

☐	Amount of the guarantee deposit: 50% of the draft amount

☐	If the accept applicator has not pay the guarantee deposit as request, the accept applicator shall pay the money as 100% of the draft amount to the acceptor as penalty.

☐	Service Fee: 0.05% of the draft amount

☐	Guarantee Method: Guarantee Contract (Ref. 20120412004-01, 20120412004-02, 20120412004-03)

Headlines of the articles omitted

☐	Assumption of the Acceptance

☐	Commitment of the Accept Application

☐	Effectiveness, Alteration and Termination

☐	Liabilities of Breach of Contract

☐	Dispute settlement

☐	Miscellaneous

☐	Effectiveness

☐	Attention